Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities and Exchange Commission

Date of Report (Date of earliest event reported): October 6, 2004.

ICrystal, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-29417	62-1581902
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5555 Hilton Avenue, Suite 207, Baton Rouge, Louisiana 70808
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (225) 923-1034

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Form 8-K
ICrystal, Inc.
Item 1.01. Entry into a Material Definitive Agreement.

On October 6, 2004, we entered into an agreement and plan of reorganization, whereby we are to acquire Fat Katz Music, LLC, a Baton Rouge, Louisiana-based guitar and music retailer. Pursuant to the reorganization agreement, we will acquire Fat Katz Music by issuing a total of 13,500,000 shares of our common stock to the owners of Fat Katz Music. In determining the number of shares of our common stock to be issued to the owners of Fat Katz Music, our board of directors did not employ any standard valuation formula or any other standard measure of value.

Fat Katz Music is a company that is majority-owned by our president, David Loflin. Mr. Loflin, including members of his household, will be issued a total of 7,500,000 shares of our common stock, pursuant to the reorganization agreement. Mr. Loflin’s ownership, following the consummation of the reorganization agreement, Mr. Loflin will possess voting control as to approximately 50% of our then-outstanding common stock.

In the very near future, we intend to initiate the filing of an information statement with the SEC, for delivery to our shareholders, relating to the acquisition of Fat Katz Music, among other matters.

Item 7.01. Regulation FD Disclosure.
Press Release
On October 7, 2004, we issued the press release reproduced below:
ICrystal, Inc. Signs Definitive Agreement to Acquire Guitar and Music Retailer, Fat Katz Music

BATON ROUGE, La., Oct 7, 2004- ICrystal, Inc. (ICRI) today announced that it intends to acquire Fat Katz Music, LLC, a guitar and music retailer based in Baton Rouge, LA. Fat Katz Music, a company majority-owned by ICrystal's current management, currently operates one retail location, with a second location to be opened in the near future. Fat Katz Music specializes in sales of distinctive guitars and related merchandise, as well as arranging music lessons for customers.

The acquisition is to be made solely for common stock of ICrystal and there does not appear to be any impediment to completing the proposed acquisition. Immediately after signing the definitive agreement, ICrystal intends to initiate the filing of an information statement with the SEC, for delivery to its shareholders, relating to a special shareholders' meeting to be called to approve the acquisition, among other matters.

"We are extremely excited about the acquisition of Fat Katz Music. The retail market for music products was estimated in a study by the National Association of Music Merchants, or NAMM, to be approximately $7.0 billion in net sales. Our business strategy will allow us to grow aggressively in this fragmented market and bring some real value to our shareholders," stated David Loflin, ICrystal CEO.

Forward-Looking Statements

Certain statements in these interviews and news releases may constitute "forward-looking" statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve risk, uncertainties, and other factors, which may cause the actual results, performance, or achievement expressed or implied by such forward looking statements to differ materially from the forward looking statements. Certain statements contained in the interviews are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve numerous risks and uncertainties. Although ICrystal believes the statements are reasonable, it can give no assurance that such expectations will prove correct. ICrystal cautions that any forward-looking statements contained herein are not a guarantee of future performance and that actual results may differ materially.

Contact: ICrystal, Inc., Baton Rouge, David Loflin, 225-923-1034
* * * END OF PRESS RELEASE * * *

Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits:
Exhibit No.	Description
10.1	Agreement and Plan of Reorganiation among Icrystal, Inc., Fat Katz Music, LLC, a Louisiana limited liability company, and the owners of Fat Katz Music, LLC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

Dated: October 12, 2004.	ICRYSTAL, INC.

By:	/s/ DAVID LOFLIN
David Loflin
President